Exhibit 99

Media Contact
202.360.8473

Investor Contact
781.522.5123

Raytheon Technologies Reports Strong
Second Quarter 2021 Results;
Raises 2021 Outlook

Adjusted EPS and Free Cash Flow Exceeded Expectations in Q2;
Raises Adjusted EPS and Free Cash Flow and Low End of Sales Outlook for 2021;
Increases Gross Merger Cost Synergy Target to $1.5 billion

Second quarter 2021
•Sales of $15.9 billion
•GAAP EPS from continuing operations of $0.69, which included $0.34 of acquisition accounting adjustments and net significant and/or non-recurring charges
•Adjusted EPS of $1.03
•Operating cash flow from continuing operations of $1.3 billion; Free cash flow of $966 million
•Company backlog of $151.8 billion; including defense backlog of $66.1 billion and book-to-bill of 1.12
•Achieved approximately $185 million of incremental RTX synergies
•Repurchased $632 million of RTX shares

Raytheon Technologies updates its 2021 outlook and now anticipates the following:
Outlook for full year 2021
•Sales of $64.4 - $65.4 billion, up from $63.9 - $65.4 billion
•Adjusted EPS of $3.85 - $4.00, up from $3.50 - $3.70
•Free cash flow of $4.5 - $5.0 billion, up from approximately $4.5 billion

WALTHAM, Mass., July 27, 2021 – Raytheon Technologies Corporation (NYSE: RTX) reported second quarter 2021 results.

“Raytheon Technologies delivered strong second quarter results driven by the growth in our defense businesses and our ability to capitalize on the commercial aerospace recovery,” said Raytheon Technologies Chairman and CEO Greg Hayes. “Our solid execution gives us the confidence to raise our adjusted EPS and free cash flow outlook, as well as the low end of our sales outlook range for 2021. In addition, our relentless focus on operational excellence, structural cost reduction and integration execution has enabled us to further raise our merger related gross cost synergy target by $200 million to $1.5 billion.”

Hayes continued, “As a result of our industry-leading franchises and differentiated technologies, we generated significant program wins during the quarter that will drive continued top and bottom-line growth well into the future.”

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

Raytheon Technologies reported second quarter sales of $15.9 billion. GAAP EPS from continuing operations was $0.69 and included $0.34 of acquisition accounting adjustments and net significant and/or non-recurring charges. This included $0.26 of acquisition accounting adjustments primarily related to intangible amortization, $0.05 related to the revaluation of deferred taxes resulting from the increase in the U.K. corporate tax rate and $0.03 of restructuring. Adjusted EPS was $1.03.

The company recorded net income from continuing operations in the second quarter of $1,040 million, which included $525 million of acquisition accounting adjustments and net significant and/or nonrecurring charges. Adjusted net income was $1,565 million. Operating cash flow from continuing operations in the second quarter was $1,326 million. Capital expenditures were $360 million, resulting in free cash flow of $966 million.

Summary Financial Results – Continuing Operations

	2nd Quarter
($ in millions, except EPS)	2021	2020	% Change
Reported
Sales	$15,880	$14,061	13%
Net Income	$1,040	$(3,844)	NM
EPS	$0.69	$(2.56)	NM

Adjusted
Sales	$15,880	$14,223	12%
Net Income	$1,565	$583	168%
EPS	$1.03	$0.39	164%

Operating Cash Flow from Continuing Operations	$1,326	$210	531%
Free Cash Flow	$966	$(248)	NM

Backlog and Bookings
Backlog at the end of the second quarter was $151.8 billion, of which $85.7 billion was from commercial aerospace and $66.1 billion was from defense.

Notable defense bookings during the quarter included:
•~$2 billion for the engineering and manufacturing development (EMD) phase of the Long-Range Standoff (LRSO) Weapon System at Raytheon Missiles & Defense (RMD)
•$1.3 billion for the Next Generation Interceptor (NGI) for the Missile Defense Agency at RMD
•$1.1 billion of classified bookings at Raytheon Intelligence & Space (RIS)
•$365 million for the Standard Terminal Automation Replacement System (STARS) program for the Federal Aviation Administration at RIS
•$327 million for AIM-9X Sidewinder for the U.S. Air Force, U.S. Navy and international customers at RMD
•$242 million on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar program for the Missile Defense Agency at RMD
•$213 million for StormBreaker for the U.S. Air Force and U.S. Navy at RMD
•$211 million to provide additional upgrades to the Global Positioning System Next Generation Operational Control System (GPS OCX) program for the U.S. Air Force at RIS

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD).

Collins Aerospace

	2nd Quarter
($ in millions)	2021	2020	Change
Reported
Sales	$4,545	$4,202	8%
Operating Profit (Loss)	$506	$(317)	NM
ROS	11.1%	(7.5)%	1,860	bps

Adjusted
Sales	$4,545	$4,298	6%
Operating Profit	$518	$24	2,058%
ROS	11.4%	0.6%	1,080	bps
NM = Not Meaningful

Collins Aerospace had second quarter 2021 adjusted sales of $4,545 million, up 6 percent versus the prior year. The increase in sales was driven by a 24 percent increase in commercial aftermarket and an 8 percent increase in commercial OE, which more than offset a 7 percent decline in military. Excluding the impact of the prior year Military GPS and Space ISR divestitures and FX, military was down 1 percent in the quarter. The increase in commercial sales was driven primarily by the recovery of commercial air traffic which has resulted in higher flight hours, aircraft fleet utilization and commercial OEM deliveries.

Collins Aerospace recorded adjusted operating profit of $518 million in the quarter, up 2,058 percent versus the prior year. The increase in adjusted operating profit was driven by drop through on higher commercial aerospace aftermarket and OEM sales volume along with continued cost reduction actions and the benefit of contract settlements. This was partially offset by the impact of the Military GPS and Space ISR divestitures.

Pratt & Whitney

	2nd Quarter
($ in millions)	2021	2020	Change
Reported
Sales	$4,280	$3,487	23%
Operating Profit (Loss)	$112	$(457)	NM
ROS	2.6%	(13.1)%	1,570	bps

Adjusted
Sales	$4,280	$3,607	19%
Operating Profit (Loss)	$96	$(151)	NM
ROS	2.2%	(4.2)%	640	bps
NM = Not Meaningful

Pratt & Whitney had second quarter 2021 adjusted sales of $4,280 million, up 19 percent versus the prior year. The increase in sales was driven by a 41 percent increase in commercial aftermarket and a 30 percent increase in commercial OE, which more than offset a 3 percent decline in military. The increase in commercial sales was primarily due to higher shop visits and related spare part sales and commercial engine deliveries principally driven by the recovery in commercial air traffic. The decrease in military sales was primarily due to lower material inputs on military production programs.

Pratt & Whitney recorded adjusted operating profit of $96 million in the quarter. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket sales volume and favorable mix.

Raytheon Intelligence & Space

	2nd Quarter
($ in millions)	2021	2020(1)	Change
Reported
Sales	$3,805	$3,387	12%
Operating Profit	$415	$309	34%
ROS	10.9%	9.1%	180	bps

Adjusted
Sales	$3,805	$3,387	12%
Operating Profit	$415	$309	34%
ROS	10.9%	9.1%	180	bps

1) Prior year results have been adjusted to reflect the previously communicated reorganization of the RIS and RMD segments, which became effective on January 1, 2021.
Note: Q2 2020 reported and adjusted results include RIS as of the merger date of April 3, 2020. Q2 2020 reported and adjusted numbers do not include the RIS pre-merger stub period from March 30, 2020 to April 2, 2020 which had approximately $200M of sales and $20M of operating profit.

RIS had second quarter 2021 adjusted sales of $3,805 million, up 12 percent versus the prior year. The increase in sales was driven by the pre-merger stub period as well as growth in various Airborne ISR programs within sensing and effects, and classified cyber programs within cyber, training and services.

RIS recorded adjusted operating profit of $415 million, up 34 percent versus the prior year. The increase in adjusted operating profit was primarily driven by productivity across various programs.

Raytheon Missiles & Defense

	2nd Quarter
($ in millions)	2021	2020(1)	Change
Reported
Sales	$3,985	$3,506	14%
Operating Profit	$532	$398	34%
ROS	13.4%	11.4%	200	bps

Adjusted
Sales	$3,985	$3,452	15%
Operating Profit	$532	$386	38%
ROS	13.4%	11.2%	220	bps

1) Prior year results have been adjusted to reflect the previously communicated reorganization of the RIS and RMD segments, which became effective on January 1, 2021.
Note: Q2 2020 reported and adjusted results include RMD as of the merger date of April 3, 2020. Q2 2020 reported and adjusted numbers do not include the RMD pre-merger stub period from March 30, 2020 to April 2, 2020 which had approximately $200M of sales and $25M of operating profit.

RMD had second quarter 2021 adjusted sales of $3,985 million, up 15 percent versus prior year. The increase in sales was primarily driven by the pre-merger stub period, as well as growth on an international Patriot program and on the StormBreaker program.

RMD recorded adjusted operating profit of $532 million, up 38 percent versus the prior year. The increase in adjusted operating profit was driven by favorable mix and productivity across various programs.

Raytheon Technologies updates its 2021 outlook and now anticipates the following:
Outlook for full year 2021
•Sales of $64.4 - $65.4 billion, up from $63.9 - $65.4 billion
•Adjusted EPS of $3.85 - $4.00, up from $3.50 - $3.70
•Free cash flow of $4.5 - $5.0 billion, up from approximately $4.5 billion

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the Second Quarter 2021 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, July 27, 2021 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The passcode is 5083236. The conference call will also be audiocast on the Internet at www.rtx.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for download prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, organic sales similarly excludes the impact of foreign currency, acquisitions and divestitures, and other significant items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (ROS)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of United Technologies Corporation’s (“UTC”) Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon,” and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including the impact of the coronavirus disease 2019 (COVID-19) pandemic on global air travel and commercial and business activities which have not yet fully recovered to pre-pandemic levels, and that the timing and extent of such recovery may be impacted by factors including the distribution, acceptance and efficacy of vaccines, emerging coronavirus variants and additional outbreaks) aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance, safety, regulatory compliance, and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon Company’s businesses and the integration of RTC with other businesses acquired before and after the merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which are subject to a number of uncertainties and may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract actions and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) changes resulting from the recent change in the U.S. Administration and potential changes in Department of Defense policies or priorities; (17) the effect of changes in tax (including those that may be enacted by the current U.S. Congress and/or other changes still to come as a result of U.S. tax reform enacted on December 22, 2017, commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (18) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (19) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 pandemic and related personnel reductions; and (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTC-IR
# # #

Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2021	2020	2021	2020
Net Sales	$15,880	$14,061	$31,131	$25,421
Costs and Expenses:
Cost of sales	12,655	12,214	25,192	20,786
Research and development	657	695	1,246	1,230
Selling, general and administrative	1,368	1,811	2,588	2,788
Total Costs and Expenses	14,680	14,720	29,026	24,804
Goodwill impairment	—	(3,183)	—	(3,183)
Other income, net	82	82	190	101
Operating profit (loss)	1,282	(3,760)	2,295	(2,465)
Non-service pension benefit	(490)	(237)	(981)	(405)
Interest expense, net	342	335	688	667
Income (loss) from continuing operations before income taxes	1,430	(3,858)	2,588	(2,727)
Income tax expense (benefit)	342	(38)	687	601
Net income (loss) from continuing operations	1,088	(3,820)	1,901	(3,328)
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	48	24	89	78
Income (loss) from continuing operations attributable to common shareowners	1,040	(3,844)	1,812	(3,406)
Discontinued operations:
Loss from discontinued operations, before tax	(10)	(56)	(30)	(232)
Income tax (benefit) expense from discontinued operations	(2)	(65)	(3)	237
Net income (loss) from discontinued operations	(8)	9	(27)	(469)
Less: Noncontrolling interest in subsidiaries’ earnings from discontinued operations	—	—	—	43
Income (loss) from discontinued operations attributable to common shareowners	(8)	9	(27)	(512)
Net income (loss) attributable to common shareowners	$1,032	$(3,835)	$1,785	$(3,918)

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations	$0.69	$(2.56)	$1.20	$(2.78)
Income (loss) from discontinued operations	—	0.01	(0.02)	(0.42)
Net income (loss) attributable to common shareowners	$0.69	$(2.55)	$1.18	$(3.20)
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations	$0.69	$(2.56)	$1.20	$(2.78)
Income (loss) from discontinued operations	(0.01)	0.01	(0.02)	(0.42)
Net income (loss) attributable to common shareowners	$0.68	$(2.55)	$1.18	$(3.20)

Weighted Average Shares Outstanding:
Basic shares	1,506.4	1,501.3	1,508.7	1,225.4
Diluted shares	1,513.5	1,501.3	1,513.7	1,225.4

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Six Months Ended
	(Unaudited)				(Unaudited)
	June 30, 2021		June 30, 2020(1)		June 30, 2021		June 30, 2020(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,545	$4,545	$4,202	$4,298	$8,915	$8,915	$10,640	$10,758
Pratt & Whitney	4,280	4,280	3,487	3,607	8,310	8,310	8,840	8,938
Raytheon Intelligence & Space	3,805	3,805	3,387	3,387	7,570	7,570	3,387	3,387
Raytheon Missiles & Defense	3,985	3,985	3,506	3,452	7,778	7,778	3,506	3,452
Total segments	16,615	16,615	14,582	14,744	32,573	32,573	26,373	26,535
Eliminations and other	(735)	(735)	(521)	(521)	(1,442)	(1,442)	(952)	(952)
Consolidated	$15,880	$15,880	$14,061	$14,223	$31,131	$31,131	$25,421	$25,583

Operating Profit
Collins Aerospace Systems	$506	$518	$(317)	$24	$820	$850	$929	$1,308
Pratt & Whitney	112	96	(457)	(151)	132	136	18	364
Raytheon Intelligence & Space	415	415	309	309	803	803	309	309
Raytheon Missiles & Defense	532	532	398	386	1,028	1,028	398	386
Total segments	1,565	1,561	(67)	568	2,783	2,817	1,654	2,367
Eliminations and other	(40)	(40)	(27)	(27)	(71)	(71)	(52)	(52)
Corporate expenses and other unallocated items	(149)	(89)	(277)	(24)	(230)	(140)	(407)	(123)
FAS/CAS operating adjustment	425	425	356	356	848	848	356	356
Acquisition accounting adjustments	(519)	—	(3,745)	—	(1,035)	—	(4,016)	—
Consolidated	$1,282	$1,857	$(3,760)	$873	$2,295	$3,454	$(2,465)	$2,548

Segment Operating Profit Margin
Collins Aerospace Systems	11.1%	11.4%	(7.5)%	0.6%	9.2%	9.5%	8.7%	12.2%
Pratt & Whitney	2.6%	2.2%	(13.1)%	(4.2)%	1.6%	1.6%	0.2%	4.1%
Raytheon Intelligence & Space	10.9%	10.9%	9.1%	9.1%	10.6%	10.6%	9.1%	9.1%
Raytheon Missiles & Defense	13.4%	13.4%	11.4%	11.2%	13.2%	13.2%	11.4%	11.2%
Total segment	9.4%	9.4%	(0.5)%	3.9%	8.5%	8.6%	6.3%	8.9%
(1)    Effective January 1, 2021, we reorganized certain product areas of our Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD) businesses to more efficiently leverage our capabilities and we have reclassified the prior year numbers in the table above. The reorganization does not impact our previously reported Collins Aerospace Systems and Pratt & Whitney segment results, or our consolidated balance sheets, statements of operations or statements of cash flows.

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30, 2021	December 31, 2020
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$8,051	$8,802
Accounts receivable, net	8,912	9,254
Contract assets	10,485	9,931
Inventory, net	9,548	9,411
Other assets, current	3,883	5,978
Total Current Assets	40,879	43,376
Customer financing assets	3,063	3,144
Fixed assets, net	14,665	14,962
Operating lease right-of-use assets	1,900	1,880
Goodwill	54,394	54,285
Intangible assets, net	39,523	40,539
Other assets	4,414	3,967
Total Assets	$158,838	$162,153

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$196	$247
Accounts payable	8,043	8,639
Accrued employee compensation	2,233	3,006
Other accrued liabilities	10,361	10,517
Contract liabilities	12,591	12,889
Long-term debt currently due	1,370	550
Total Current Liabilities	34,794	35,848
Long-term debt	29,916	31,026
Operating lease liabilities, non-current	1,563	1,516
Future pension and postretirement benefit obligations	9,929	10,342
Other long-term liabilities	9,885	9,537
Total Liabilities	86,087	88,269
Redeemable noncontrolling interest	30	32
Shareowners’ Equity:
Common Stock	37,140	36,881
Treasury Stock	(11,424)	(10,407)
Retained earnings	48,954	49,423
Accumulated other comprehensive loss	(3,555)	(3,734)
Total Shareowners’ Equity	71,115	72,163
Noncontrolling interest	1,606	1,689
Total Equity	72,721	73,852
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$158,838	$162,153

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2021	2020	2021	2020
Operating Activities:
Net income (loss) from continuing operations	$1,088	$(3,820)	$1,901	$(3,328)
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,132	1,111	2,255	1,839
Deferred income tax provision	22	(274)	175	118
Stock compensation cost	143	72	227	135
Net periodic pension and other postretirement income	(357)	(93)	(715)	(223)
Goodwill impairment charge	—	3,183	—	3,183
Change in:
Accounts receivable	1,092	773	293	1,163
Contract assets	(246)	725	(557)	376
Inventory	(20)	(155)	(133)	(550)
Other current assets	(65)	28	(258)	(180)
Accounts payable and accrued liabilities	(1,271)	(2,007)	(733)	(1,395)
Contract liabilities	11	302	(45)	201
Global pension contributions	(18)	(34)	(25)	(42)
Other operating activities, net	(185)	399	(336)	45
Net cash flows provided by operating activities from continuing operations	1,326	210	2,049	1,342
Investing Activities:
Capital expenditures	(360)	(458)	(747)	(783)
Investments in businesses	—	—	(6)	—
Dispositions of businesses, net of cash transferred	25	234	1,074	234
Cash acquired in Raytheon Merger	—	3,208	—	3,208
Increase in customer financing assets, net	(21)	(41)	(102)	(129)
Increase in collaboration intangible assets	(28)	(28)	(60)	(106)
Receipts (payments) from settlements of derivative contracts, net	1	238	50	(286)
Other investing activities, net	40	(57)	30	(82)
Net cash flows provided by investing activities from continuing operations	(343)	3,096	239	2,056
Financing Activities:
Issuance of long-term debt	—	1,984	—	1,984
Distribution from discontinued operations	—	—	—	17,207
Repayment of long-term debt	(21)	(1,228)	(307)	(15,038)
Decrease in short-term borrowings, net	(38)	(1,382)	(51)	(2,045)
Proceeds from Common Stock issued under employee stock plans	1	4	2	10
Dividends paid on Common Stock	(756)	(724)	(1,461)	(1,338)
Repurchase of Common Stock	(632)	—	(1,007)	(47)
Net transfers to discontinued operations	(19)	(950)	(24)	(1,966)
Other financing activities, net	(110)	(76)	(271)	(99)
Net cash flows used in financing activities from continuing operations	(1,575)	(2,372)	(3,119)	(1,332)
Discontinued Operations:
Net cash used in operating activities	(19)	(189)	(24)	(661)
Net cash used in investing activities	—	—	—	(241)
Net cash provided by (used in) financing activities	19	(1,803)	24	(1,481)
Net cash flows used in discontinued operations	—	(1,992)	—	(2,383)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	56	9	79	(10)
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	—	—	(76)
Net (decrease) increase in cash, cash equivalents and restricted cash	(536)	(1,049)	(752)	(403)
Cash, cash equivalents and restricted cash, beginning of period	8,616	6,073	8,832	4,961
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of period	—	1,993	—	2,459
Cash, cash equivalents and restricted cash, end of period	8,080	7,017	8,080	7,017
Less: Restricted cash, included in Other assets	29	42	29	42
Cash and cash equivalents, end of period	$8,051	$6,975	$8,051	$6,975

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2021	2020(2)	2021	2020(2)
Collins Aerospace Systems
Net sales	$4,545	$4,202	$8,915	$10,640
Significant unfavorable contract adjustments(1)	—	(96)	—	(118)
Adjusted net sales	$4,545	$4,298	$8,915	$10,758

Operating profit (loss)	$506	$(317)	$820	$929
Restructuring	(12)	(151)	(30)	(157)
Significant unfavorable contract adjustments(1)	—	(122)	—	(144)
Charges related to customer bankruptcies and collectability risk(1)	—	(89)	—	(99)
Foreign government wage subsidies(1)	—	24	—	24
Fixed asset impairment(1)	—	(3)	—	(3)
Adjusted operating profit	$518	$24	$850	$1,308
Adjusted operating profit margin	11.4%	0.6%	9.5%	12.2%
Pratt & Whitney
Net sales	$4,280	$3,487	$8,310	$8,840
Favorable impact of a contract termination(1)	—	—	—	22
Significant unfavorable contract adjustments(1)	—	(120)	—	(120)
Adjusted net sales	$4,280	$3,607	$8,310	$8,938

Operating profit (loss)	$112	$(457)	$132	$18
Restructuring	16	(107)	(4)	(107)
Charges related to customer bankruptcies and collectability risk(1)	—	(148)	—	(210)
Significant unfavorable contract adjustments(1)	—	(110)	—	(110)
Foreign government wage subsidies(1)	—	59	—	59
Favorable impact of a contract termination(1)	—	—	—	22
Adjusted operating profit	$96	$(151)	$136	$364
Adjusted operating profit margin	2.2%	(4.2)%	1.6%	4.1%
Raytheon Intelligence & Space
Net sales	$3,805	$3,387	$7,570	$3,387

Operating profit	$415	$309	$803	$309
Operating profit margin	10.9%	9.1%	10.6%	9.1%
Raytheon Missiles & Defense
Net sales	$3,985	$3,506	$7,778	$3,506
Middle East contract adjustment	—	54	—	54
Adjusted net sales	$3,985	$3,452	$7,778	$3,452

Operating profit	$532	$398	$1,028	$398
Middle East contract adjustment(2)	—	12	—	12
Adjusted operating profit	$532	$386	$1,028	$386
Adjusted operating profit margin	13.4%	11.2%	13.2%	11.2%
Eliminations and Other
Net sales	$(735)	$(521)	$(1,442)	$(952)

Operating loss	$(40)	$(27)	$(71)	$(52)
Corporate expenses and other unallocated items
Operating loss	$(149)	$(277)	$(230)	$(407)
Restructuring	(60)	(169)	(65)	(171)
Costs associated with the separation of the commercial businesses	—	(14)	(8)	(14)

Transaction and integration costs associated with the Raytheon Merger	—	(70)	(17)	(99)
Adjusted operating loss	$(89)	$(24)	$(140)	$(123)
FAS/CAS Operating Adjustment
Operating profit	$425	$356	$848	$356
Acquisition Accounting Adjustments
Operating loss	$(519)	$(3,745)	$(1,035)	$(4,016)
Intangible impairment(1)	—	(17)	—	(57)
Goodwill impairment(1)	—	(3,183)	—	(3,183)
Acquisition accounting adjustments	(519)	(545)	(1,035)	(776)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$15,880	$14,061	$31,131	$25,421
Favorable impact of a contract termination	—	—	—	22
Significant unfavorable contract adjustments	—	(216)	—	(238)
Middle East contract adjustment	—	54	—	54
Adjusted net sales	$15,880	$14,223	$31,131	$25,583
Operating profit (loss)	$1,282	$(3,760)	$2,295	$(2,465)
Restructuring	(56)	(427)	(99)	(435)
Acquisition accounting adjustments	(519)	(545)	(1,035)	(776)
Total significant non-recurring and non-operational items included in Operating Profit above	—	(3,661)	(25)	(3,802)
Adjusted operating profit	$1,857	$873	$3,454	$2,548
(1)    Total significant non-recurring and non-operational items in the table above for the quarter and six months ended June 30, 2020 includes a net pre-tax charge of $3.6 billion and $3.7 billion, respectively, related to the impact of the COVID-19 pandemic, primarily consisting of charges related to the impairment of goodwill, customer bankruptcies and increased collectability risk, and significant unfavorable contract adjustments. Management determined these items are incremental to similar costs (or income) incurred for reasons other than the pandemic and not expected to recur once the impact of the pandemic has subsided, and therefore, not indicative of the Company’s ongoing operational performance and appropriate for adjustment in the applicable periods. Similar items were not significant for the quarter and six months ended June 30, 2021 and are not expected to be significant to our 2021 results. Therefore, such items have not been adjusted for in the table above for the quarter and six months ended June 30, 2021.
(2)    Effective January 1, 2021, we reorganized certain product areas of our Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD) businesses to more efficiently leverage our capabilities and we have reclassified the prior year numbers in the table above. The reorganization does not impact our previously reported Collins Aerospace Systems and Pratt & Whitney segment results, or our consolidated balance sheets, statements of operations or statements of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars and shares in millions - Income (Expense))	2021	2020	2021	2020
Income (loss) from continuing operations attributable to common shareowners	$1,040	$(3,844)	$1,812	$(3,406)
Total Restructuring	(56)	(427)	(99)	(435)
Total Acquisition accounting adjustments	(519)	(545)	(1,035)	(776)
Total significant non-recurring and non-operational items included in Operating Profit	—	(3,661)	(25)	(3,802)
Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	—	(25)	—	(25)
Significant non-recurring and non-operational items included in Interest Expense, Net
Deferred compensation	—	4	—	4
Tax effect of restructuring and significant non-recurring and non-operational items above	123	324	257	406
Significant non-recurring and non-operational items included in Income Tax Expense
Tax impact from UK rate change	(73)	—	(73)	—
Tax impact from business disposal	—	(22)	(148)	(22)
Tax benefit (expenses) associated with the Company’s separation of Otis and Carrier	—	—	—	(415)
Tax impact related to debt exchange	—	(60)	—	(60)
Revaluation of certain international tax incentives	—	(46)	—	(46)
Revaluation of deferred taxes related to Raytheon merger and the Company’s separation of Otis and Carrier	—	31	—	31
Less: Impact on net income attributable to common shareowners	(525)	(4,427)	(1,123)	(5,140)
Adjusted income from continuing operations attributable to common shareowners	$1,565	$583	$2,935	$1,734

Diluted Earnings (Loss) Per Share	$0.69	$(2.56)	$1.20	$(2.78)
Impact on Diluted Earnings (Loss) Per Share	(0.34)	(2.95)	(0.74)	(4.19)
Adjusted Diluted Earnings Per Share	$1.03	$0.39	$1.94	$1.41

Weighted Average Number of Shares Outstanding
Reported Diluted	1,513.5	1,501.3	1,513.7	1,225.4
Impact of dilutive shares(1)	—	2.4	—	4.9
Adjusted Diluted	1,513.5	1,503.7	1,513.7	1,230.3

Effective Tax Rate	23.9%	1.0%	26.5%	(22.0)%
Impact on Effective Tax Rate	(4.3)%	22.7%	(7.2)%	43.5%
Adjusted Effective Tax Rate	19.6%	23.7%	19.3%	21.5%
(1)     The computation of reported diluted earnings per share in the quarter ended and six months ended June 30, 2020 excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and therefore, the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2021	2020
Net cash flows provided by operating activities from continuing operations	$1,326	$210
Capital expenditures	(360)	(458)
Free cash flow	$966	$(248)

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2021	2020
Net cash flows provided by operating activities from continuing operations	$2,049	$1,342
Capital expenditures	(747)	(783)
Free cash flow	$1,302	$559